                             AMENDED AND RESTATED
                         INVESTMENT ADVISORY AGREEMENT

This AMENDED AND RESTATED  INVESTMENT  ADVISORY  AGREEMENT  made as of the 1st day of January,  2005,  by and between  OPPENHEIMER  GROWTH FUND  (hereinafter referred to as the "Fund") and  OPPENHEIMERFUNDS,  INC.  (hereinafter referred to as "OFI").

WHEREAS, the Fund is an open-end,  diversified  management  investment company
registered  as  such  with  the  Securities  and  Exchange   Commission   (the
"Commission")  pursuant to the Investment Company Act of 1940 (the "Investment
Company Act"), and OFI is a registered investment adviser;

WHEREAS,  the Fund (formerly named Oppenheimer Special Fund) and OFI (formerly named Oppenheimer Management  Corporation) entered into an Investment Advisory
Agreement dated October 22, 1990 that was approved by the Fund's  shareholders at a meeting held October 22, 1990;

WHEREAS,  the Fund and OFI agreed,  per a  resolution  of the Fund's  Board of
Trustees  adopted  December 14, 1995, to reduce the Fund's  management  fee on assets in excess of $1.5 billion;  and further agreed, per a resolution of the
Fund's Board of Trustees  adopted  December 11,  1997,  to further  reduce the
Fund's  management  fee on  assets  in excess  of $2.5  billion;  and  further agreed,  per a resolution of the Fund's Board of Trustees  adopted December 9,
1999, to further reduce the Fund's  management fee on assets in excess of $4.5 billion;

WHEREAS,  the Fund and OFI have determined to amend and restate the Investment
Advisory  Agreement  dated October 22, 1990 to reflect the management fee rate reductions per the Board resolutions;

NOW,  THEREFORE,  in  consideration  of  the  mutual  promises  and  covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.    General Provision.

      (a) The Fund  hereby  employs  OFI and OFI hereby  undertakes  to act as the  investment  adviser of the Fund and to perform  for the Fund such  duties and functions as are  hereinafter set forth.  OFI shall, in all matters,  give to the Fund and its  Board  of  Trustees  the  benefit  of its best  judgment, effort,  advice and  recommendations  and shall, at all times,  conform to and use its best  efforts to enable the Fund to conform to (i) the  provisions  of the Investment Company Act and any rules or regulations  thereunder;  (ii) any other  applicable  provisions of state or federal law; (iii) the provisions of the  Declaration  of Trust and  By-Laws  of the Fund as  amended  from time to time; (iv) policies and  determinations  of the Board of Trustees of the Fund;
(v) the  fundamental  policies  and  investment  restrictions  of the  Fund as reflected in its  registration  statement under the Investment  Company Act or
as  such   policies  may,  from  time  to  time,  be  amended  by  the  Fund's shareholders;  and (vi) the Prospectus and Statement of Additional Information
of the  Fund in  effect  from  time to  time.  The  appropriate  officers  and employees of OFI shall be available upon  reasonable  notice for  consultation with any of the  Trustees and officers of the Fund with respect to any matters dealing with the business and affairs of the Fund  including  the valuation of portfolio  securities  of any of the  Fund's  portfolio  securities  which are either not  registered  for public sale or not being traded on any  securities market.

2.    Investment Management.

      (a) OFI  shall,  subject  to the  direction  and  control  by the Fund's
Board   of   Trustees,   (i)   regularly   provide   investment   advice   and
recommendations  to the  Fund  with  respect  to its  investments,  investment policies and the purchase and sale of securities;  (ii) supervise continuously the  investment  program of the Fund and the  composition of its portfolio and determine  what  securities  shall be purchased or sold by the Fund; and (iii)
arrange,  subject to the provisions of paragraph "7" hereof,  for the purchase and sale of securities and other investments for the Fund.

      (b)   Provided   that  the  Fund  shall  not  be  required  to  pay  any
compensation  other  than as  provided  by the  terms  of this  Agreement  and subject to the provisions of paragraph "8" hereof,  OFI may obtain  investment
information,   research  or  assistance   from  any  other  person,   firm  or
corporation  to  supplement,   update  or  otherwise  improve  its  investment
management services.

      (c)  Provided  that  nothing  herein shall be deemed to protect OFI from willful  misfeasance,  bad faith or gross negligence in the performance of its duties  or  reckless  disregard  of its  obligations  and  duties  under  this
Agreement,  OFI shall not be liable  for good  faith  errors or  omissions  in connection with any matters to which this Agreement relates.

      (d) Nothing in this Agreement  shall prevent OFI or any officer  thereof from acting" as investment  adviser for any other person,  firm or corporation and  shall  not in any way  limit  or  restrict  OFI or any of its  directors, officers,  stockholders  or  employees  from  buying,  selling or trading  any securities  for its or their own account or for the account of others for whom it or they may be acting,  provided  that such  activities  will not adversely affect  or  otherwise  impair  the  performance  by  OFI  of  its  duties  and obligations under this Agreement.

3.    Other Duties of OFI.

      OFI shall, at its own expense,  provide assistance in the supervision of all  administrative  and  clerical  personnel  as shall be required to provide effective  corporate  administration  for the Fund,  including the compilation and  maintenance  of  such  records  with  respect  to its  operations  as may reasonably  be  required;  the  preparation  and filing of such  reports  with respect  thereto  as shall  be  required  by the  Commission;  composition  of
periodic   reports  with  respect  to  its  operation  of  the  Fund  for  the shareholders  of the Fund;  composition of proxy materials for meetings of the
Fund's  shareholders  and the composition of such  registration  statements as may be  required  by federal  securities  laws for  continuous  public sale of shares of the Fund. OFI shall,  at its own cost and expense,  also provide the
Fund with adequate office space, facilities and equipment.

4.    Allocation of Expenses.

      All other costs and  expenses  not  expressly  assumed by OFI under this
Agreement,  or to be paid by the  General  Distributor  of the  shares  of the
Fund,  shall be paid by the Fund,  including,  but not limited to (i) interest and taxes; (ii) brokerage  commissions;  (iii) premiums for fidelity and other
insurance  coverage  requisite  to  its  operations;   (iv)  compensation  and
expenses of its trustees other than those  associated or affiliated  with OFI;
(v) legal and audit  expenses;  (vi)  custodian  and  transfer  agent fees and expenses;  (vii)  expenses  incident to the  redemption of its shares;  (viii)
expenses  incident to the issuance of its shares against  payment  therefor by or on behalf of the subscribers  thereto;  (ix) fees and expenses,  other than
as  hereinabove   provided,   incident  to  the  registration   under  federal
securities  laws of  shares  of the Fund for  public  sale;  (x)  expenses  of printing and mailing  reports and notices and proxy  materials to shareholders of the Fund;  (xi) except as noted above,  all other  expenses  incidental  to holding  regular annual  meetings of the Fund's  shareholders;  and (xii) such extraordinary  non-recurring  expenses  as may  arise,  including  litigation, affecting  the Fund and any  obligation  the  Fund may have to  indemnify  its officers and trustees with respect  thereto.  Any officers or employees of OFI or any entity  controlling,  controlled  by or under common  control with OFI, who may also serve as  officers,  trustees or  employees of the Fund shall not receive any compensation by the Fund for their services.

5.    Compensation of OFI.

      The  Fund   agrees  to  pay  OFI  and  OFI  agrees  to  accept  as  full compensation  for tile  performance of all functions and duties on its part to be performed  pursuant to the provisions  hereof, a management fee computed on the  aggregate net assets of the Fund as of the close of each business day and payable monthly at the following annual rates:

            0.75% of the first $200 million of aggregate net assets;

            0.72% of the next $200 million of aggregate net assets;

            0.69% of the next $200 million of aggregate net assets;

            0.66% of the next $200 million of aggregate net assets;

            0.60% of the next $700 million of aggregate net assets;

            0.58% of the next $1.0 billion of aggregate net assets;

            0.56% of  the next $2.0 billion of aggregate net assets; and

            0.54% of aggregate net assets in excess of $4.5 billion.

6.    Use of Name "Oppenheimer."

      OFI hereby grants to the Fund a  royalty-free,  nonexclusive  license to use the name  "Oppenheimer"  in the name of the Fund for the  duration of this
Agreement  and any  extensions  or renewals  thereof.  Such license may,  upon termination of this  Agreement,  be terminated by OFI, in which event the Fund shall  promptly take  whatever  action may be necessary to change its name and discontinue any further use of the name  "Oppenheimer" in the name of the Fund or  otherwise.  The  name  "Oppenheimer"  may be  used or  licensed  by OFI in connection with any of its activities or licensed by OFI to any other party.

7.    Portfolio Transactions and Brokerage.

      (a)  OFI is  authorized,  in  arranging  the  purchase  and  sale of the
Fund's  portfolio  securities,   to  employ  or  deal  with  such  members  of
securities   exchanges,    brokers   or   dealers,    including   "affiliated"
broker-dealers  (as  that  term is  defined  in the  Investment  Company  Act)
(hereinafter  "broker-dealers"),  as may, in its best judgment,  implement the policy of the Fund to obtain,  at  reasonable  expense,  the "best  execution"
(prompt  and  reliable   execution  at  the  most  favorable   security  price
obtainable)  of the  Fund's  portfolio  transactions  as  well  as to  obtain, consistent  with  provisions of  subparagraph  "(c)" of this paragraph "7" the benefit of such  investment  information or research as will be of significant assistance to the performance by OFI of its investment management functions.

      (b) OFI shall  select  broker-dealers  to effect  the  Fund's  portfolio transactions  on the basis of its  estimate  of their  ability to obtain  best execution of particular and related portfolio  transactions.  The abilities of
a   broker-dealer   to  obtain  best   execution   of   particular   portfolio
transaction(s)  will be judged by OFI on the basis of all relevant factors and considerations  including,  insofar as feasible,  the  execution  capabilities required by the  transaction or  transactions;  the ability and willingness of
the   broker-dealer  to  facilitate  the  Fund's  portfolio   transactions  by
participating  therein  for its own  account;  the  importance  to the Fund of
speed,   efficiency   or   confidentiality;   the   broker-dealer's   apparent
familiarity  with  sources  from or to whom  particular  securities  might  be purchased or sold; as well as any other  matters  relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

      (c)  OFI  shall  have  discretion,  in the  interests  of the  Fund,  to allocate  brokerage on the Fund's  portfolio  transactions to  broker-dealers, other than  affiliated  broker-dealers,  qualified to obtain best execution of such  transactions  who provide  brokerage  and/or research  services (as such services  are defined in Section  28(e)(3) of the  Securities  Exchange Act of
1934) for the Fund and/or other  accounts for which OFI exercises  "investment discretion"  (as that term is defined in Section  3(a)(35)  of the  Securities
Exchange  Act of 1934)  and to cause  the  Fund to pay such  broker-dealers  a commission  for  effecting  a  portfolio  transaction  for the Fund that is in excess of the amount of commission another broker-dealer  adequately qualified to effect such transaction  would have charged for effecting that transaction, if OFI  determines,  in good faith,  that such  commission  is  reasonable  in relation to the value of the brokerage  and/or research  services  provided by such broker-dealer,  viewed in terms of either that particular  transaction or
OFI's  overall  responsibilities  with  respect to the accounts as to which it exercises  investment  discretion.  In reaching such  determination,  OFI will not be  required to place or attempt to place a specific  dollar  value on the brokerage  and/or  research  services  provided  or  being  provided  by  such broker-dealer.  In demonstrating  that such  determinations  were made in good faith,  OFI shall be prepared to show that all commissions  were allocated for purposes  contemplated by this Agreement and that the total  commissions  paid by the Fund over a representative  period selected by the Fund's Trustees were reasonable in relation to the benefits to the Fund.

      (d) OFI shall have no duty or  obligation  to seek  advance  competitive bidding for the most favorable  commission  rate  applicable to any particular portfolio  transactions  or to select  any  broker-dealer  on the basis of its purported or "posted"  commission  rate but will,  to the best of its ability, endeavor  to be  aware  of the  current  level  of  the  charges  of  eligible broker-dealers  and to minimize the expense incurred by the Fund for effecting its portfolio  transactions  to the extent  consistent  with the interests and policies  of the Fund as  established  by the  determinations  of its Board of
Trustees and the provisions of this paragraph "7."

      (e) The Fund  recognizes  that an affiliated  broker-dealer  (i) may act as one of the  Fund's  regular  brokers  so long as it is lawful  for it so to act; (ii) may be a major recipient of brokerage  commissions paid by the Fund;
and  (iii)  may  effect  portfolio  transactions  for  the  Fund  only  if the commissions,  fees or other remuneration  received or to be received by it are determined in accordance with procedures  contemplated by any rule, regulation or order adopted under the Investment  Company Act of 1940 for determining the permissible level of such commissions.

8.    Duration.

            This  Agreement will take effect on the date first set forth above and will  continue  in effect from year to year,  so long as such  continuance shall be approved at least annually by the Fund's Board of Trustees  including the vote of the  majority  of the  Trustees of the Fund who are not parties to this Agreement or "interested  persons" (as defined in the Investment  Company
Act) of any such party,  cast in person at a meeting called for the purpose of voting on such approval,  or by the holders of a "majority" (as defined in the
Investment  Company Act) of the outstanding  voting securities of the Fund and by such a vote of the Fund's Board of Trustees.

9.    Termination.

      (a) This  Agreement  may be  terminated  (i) by OFI at any time  without penalty upon giving the Fund sixty days'  written  notice (which notice may be waived by the  Fund);  or (ii) by the Fund at any time  without  penalty  upon sixty  days'  written  notice  to OFI  (which  notice  may be  waived  by OFI)
provided  that such  termination  by the Fund shall be directed or approved by the vote of a majority  of all of the  Trustees  of the Fund then in office or by the vote of the holders of a majority of the outstanding  voting securities of the Fund.

      (b) This  Agreement  may not be amended  or the rights of OFI  hereunder sold,  transferred,  pledged or otherwise in any manner encumbered without the affirmative vote or written consent of

the holders of the majority of the outstanding  voting securities of the Fund;
this Agreement shall  automatically and immediately  terminate in the event of its "assignment," as defined in the Investment Company Act.

10.   Shareholder Liability.

      OFI  understands  and agrees that the obligations of the Fund under this
Agreement  are not  binding  upon  any  Trustee  or  shareholder  of the  Fund personally,  but bind only the Fund and the Fund's  property.  OFI  represents that it has notice of the  provisions of the  Declaration of Trust of the Fund disclaiming shareholder liability for acts or obligations of the Fund.

11.   Definitions.

      The terms and  provisions of this  Agreement  shall be  interpreted  and defined in a manner  consistent  with the  provisions  and  definitions of the
Investment Company Act.

                                    Oppenheimer Growth Fund

                                    By: /s/  Robert G. Zack
                                        -------------------------
                                        Robert G. Zack, Secretary

                                    OppenheimerFunds, Inc.

                                    By: /s/ John V. Murphy
                                        --------------------------------------
                                        John V. Murphy, Chairman,
                                        President & Chief Executive Officer